EXHIBIT 5.1


                                   LAW OFFICES
                   Nelson Mullins Riley & Scarborough, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

                 999 PEACHTREE STREET,                  N.E. OTHER OFFICES:
                  FIRST UNION PLAZA                 Charleston, South Carolina
                      SUITE 1400                     Charlotte, North Carolina
                 Atlanta, Georgia 30309              Columbia, South Carolina
               TELEPHONE (404) 817-6000             Greenville, South Carolina
               FACSIMILE (404) 817-6050            Myrtle Beach, South Carolina
                      www.nmrs.com




May 19, 1999



Immucor, Inc.
3130 Gateway Drive
Norcross, Georgia  30091


Ladies and Gentlemen:

         We have acted as counsel to Immucor, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 628,417 shares (the "Shares") of the Company's common stock, no par value per share by the selling shareholders named in the Registration Statement. The selling shareholders may acquire the Shares upon the exercise of warrants that the Company issued to them in connection with the acquisition by the Company of Dominion Biologicals, Ltd. (the "Warrants"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which is incorporated herein by reference.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the issuance of the Shares has been duly authorized, and the Shares, when issued and delivered upon the exercise of the Warrants, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

Very truly yours,


NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.


By: /s/ Philip H. Moise
Philip H. Moise
Partner